Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement to Form S-3 of our audit report dated March 31, 2025, with respect to the consolidated balance sheets of Sidus Space, Inc. as of December 31, 2024 and 2023, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2024.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Fruci & Associates II, PLLC – PCAOB ID #05525

Spokane, Washington

January 20, 2026